Exhibit 99.1

RMS Medical Products Announces 2019 First Quarter Financial Results

Record Quarterly Net Sales of $5.0 Million, Up 23% From Prior Year

Conference Call Scheduled for May 1 at 9:00 am ET

Q1 2019 Overview

•	Net sales rose 23.3% from prior year to $5.0 million - a quarterly record

•	Gross margin of 61.3%

•	HIgh-Flo Super26™ Subcutaneous Needle Sets cleared by FDA on April 5, 2019

CHESTER, NY – April 30, 2019 - Repro Med Systems, Inc. dba RMS Medical Products (OTCQX: REPR) (“RMS Medical”) today announced financial results for the three months ended March 31, 2019 (“Q1 2019”).

“The operational momentum we created in 2018 continued into Q1 2019,” said Don Pettigrew, President and CEO of RMS Medical.  “We reported record quarterly net sales of $5.0 million, continued to expand our presence in the primary immunodeficiency diseases, or PIDD, and chronic inflammatory demyelinating polyneuropathy, or CIDP, markets, and maintained a strong financial position. In April, we received 510(k) clearance for our HIgh-Flo Super26™ Subcutaneous Needle Sets, reflecting our continuing focus on broadening RMS Medical’s portfolio of infusion products to improve the patient experience.”

Mr. Pettigrew concluded, “The investments we are making in our leadership, personnel, products, and processes support our vision of becoming the preferred drug delivery partner for specific infusion therapies in select markets.”

Q1 2019 Overview

Net sales rose 23.3% to $5.0 million in Q1 2019 from $4.0 million in Q1 2018, driven primarily by RMS Medical’s focus on expanding its base of national accounts, growth in the PIDD market, and expansion into the neurology market following the 2018 approval of Hizentra® to treat CIDP.

Gross profit in Q1 2019 was $3.0 million, or 61.3% of net sales, compared to $2.5 million, or 61.1% of net sales, in Q1 2018.   While gross profit dollars increased by approximately $0.6 million, gross margin remained consistent with last year’s first quarter.

Total operating expenses for Q1 2019 rose to $3.2 million from $2.0 million in Q1 2018.  The increase of $1.2 million, the majority of which is included in selling, general & administrative expenses, reflected higher legal fees related to ongoing litigation with a competitor, expenses associated with the previously announced executive management changes (which RMS believes have been fully realized as of March 31, 2019), and stock compensation expenses. Total operating expenses for Q1 2019 also included a $0.1 million increase in research and development expenses compared to the prior year period associated with increased headcount and expanded product development activity as we begin to invest in innovation.

Net loss for Q1 2019 was $0.1 million, or $0.00 per diluted share, compared to net income of $0.4 million, or $0.01 per diluted share, in Q1 2018.  The loss for the Q1 2019 was due to the above-referenced increase in expenses.

Q1 2019 Adjusted EBITDA rose to $0.9 million, or 18.7% of net sales, from $0.8 million, or 20.8% of net sales, in Q1 2018.  Adjusted EBITDA excludes from net loss: tax (benefit)/expense, depreciation and amortization, interest income, operating expenses associated with the Company’s organizational changes, litigation costs, and stock compensation expense.

The Company used $1.0 million in cash from operating activities during Q1 2019, due primarily to a change in payment terms from net 30 days to net 60 days by one of its major distributors and increased inventory to build stock to keep pace with anticipated sales growth.

Non-GAAP Measures

This press release includes non-GAAP financial measures that are not in accordance with, nor an alternate to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. A reconciliation of our non-GAAP measures is included in an attachment to this press release.

Conference Call

Management will host a conference call on Wednesday, May 1, 2019 at 9:00 am ET to discuss Q1 2019 results and business activities.

Interested parties may participate in the call by dialing:

•	(877) 407-9753 (Domestic) or

•	(201) 493-6739 (International)

Webcast registration: Click Here

Following the live call, a replay will be available for six months on the Company’s website, www.rmsmedicalproducts.com, under “Investor Relations.”

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “focused on,” “goals,” “believe,” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our ability to achieve our goals set forth in our strategic plan and otherwise and our expectation that charges excluded from non-GAAP measures presented in this press release will not recur.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: introduction of competitive products; availability of insurance reimbursement; changes in U.S. Food and Drug Administration regulations; changes to health care policies; success of our research and development efforts; our ability to raise capital if or when needed; acceptance of and demand for new and existing products; expanded market acceptance of the FREEDOM Syringe Infusion System; our ability to obtain required governmental approvals; success in enforcing and obtaining patents; continued performance by principal suppliers; continued customer preference to work through distributors; continued service of key personnel and attracting and maintaining new personnel; the costs, duration and ultimate outcome of litigation; and general economic and business conditions.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

About RMS Medical Products

RMS Medical develops, manufactures and commercializes innovative and easy-to-use specialty infusion solutions that improve quality of life for patients around the world.  The FREEDOM Syringe Infusion System currently includes the FREEDOM60® and FreedomEdge® Syringe Infusion Drivers, RMS Precision Flow Rate Tubing™ and RMS HIgH-Flo Subcutaneous Safety Needle Sets™. These devices are used for infusions administered in the home and alternate care settings.  For more information about RMS Medical, please visit www.rmsmedicalproducts.com.

Contacts:

The Equity Group Inc.

Devin Sullivan

Senior Vice President

212-836-9608

dsullivan@equityny.com

Kalle Ahl, CFA

Vice President

212-836-9614

kahl@equityny.com

REPRO MED SYSTEMS, INC.

BALANCE SHEETS

	March 31,
	2019	December 31,
	(Unaudited)	2018
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,592,889	$3,738,803
Certificates of deposit	1,524,416	1,517,927
Accounts receivable less allowance for doubtful accounts of $37,500 at March 31, 2019 and December 31, 2018	2,655,273	1,425,854
Inventory	2,508,684	2,103,879
Prepaid expenses	286,615	246,591
TOTAL CURRENT ASSETS	9,567,877	9,033,054
Property and equipment, net	833,015	858,781
Patents, net of accumulated amortization of $249,716 and $239,581 at March 31, 2019 and December 31, 2018, respectively	670,738	632,156
Right of use assets, net	472,224	—
Deferred tax asset	—	1,466
Other assets	19,582	19,582
TOTAL ASSETS	$11,563,436	$10,545,039

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Deferred capital gain - current	$—	$3,763
Accounts payable	943,091	453,498
Accrued expenses	699,887	688,649
Accrued payroll and related taxes	248,049	421,714
Accrued tax liability	—	16,608
Finance lease liability - current	4,241	—
Operating lease liability - current	131,845	—
TOTAL CURRENT LIABILITIES	2,027,113	1,584,232
Deferred tax liability	24,128	—
Finance lease liability, net of current portion	1,094	—
Operating lease liability, net of current portion	340,379	—
TOTAL LIABILITIES	2,392,714	1,584,232

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value; 75,000,000 shares authorized, 40,939,825 and 40,932,911 shares issued, 38,202,594 and 38,195,680 shares outstanding at March 31, 2019 and December 31, 2018, respectively	409,398	409,329
Additional paid-in capital	4,890,450	4,595,214
Retained earnings	4,215,078	4,300,468
	9,514,926	9,305,011
Less: Treasury stock, 2,737,231 shares at March 31, 2019 and December 31, 2018, respectively, at cost	(344,204)	(344,204)
TOTAL STOCKHOLDERS’ EQUITY	9,170,722	8,960,807
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,563,436	$10,545,039

REPRO MED SYSTEMS, INC.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended
	March 31,
	2019	2018

NET SALES	$4,974,278	$4,033,224
Cost of goods sold	1,926,324	1,567,400
Gross Profit	3,047,954	2,465,824

OPERATING EXPENSES
Selling, general and administrative	2,977,383	1,880,269
Research and development	101,959	9,848
Depreciation and amortization	83,651	74,578
Total Operating Expenses	3,162,993	1,964,695

Net Operating (Loss)/Profit	(115,039)	501,129

Non-Operating Income
(Loss)/Gain on currency exchange	(9,690)	9,424
(Loss) on disposal of fixed asset	(240)	—
Interest, net and other income	17,480	615
TOTAL OTHER INCOME	7,550	10,039

(LOSS) INCOME BEFORE TAXES	(107,489)	511,168

Income Tax Benefit/(Expense)	22,099	(107,741)

NET (LOSS) INCOME	$(85,390)	$403,427

NET (LOSS) INCOME PER SHARE

Basic	$0.00	$0.01
Diluted	$0.00	$0.01

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING

Basic	38,203,606	38,016,498
Diluted	39,033,623	38,781,445

REPRO MED SYSTEMS, INC.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended
	March 31,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net (Loss)/Income	$(85,390)	$403,427
Adjustments to reconcile net (loss)/income to net cash used in operating activities:
Stock based compensation expense	298,125	45,933
Depreciation and amortization	83,651	74,578
Deferred capital gain - building lease	(3,763)	(5,620)
Deferred taxes	25,594	2,329
Loss on disposal of fixed asset	240	—
Changes in operating assets and liabilities:
(Increase)/Decrease in accounts receivable	(1,229,419)	7,307
Increase in inventory	(404,805)	(141,868)
Increase in prepaid expense and other assets	(40,024)	(32,563)
Increase in accounts payable	489,593	95,366
Decrease in accrued payroll and related taxes	(173,665)	(138,275)
Increase/(Decrease) in accrued expense	11,238	(319,139)
Decrease in accrued tax liability	(16,608)	(4,589)
NET CASH USED IN OPERATING ACTIVITIES	(1,045,233)	(13,114)

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for capital expenditures	(41,626)	(4,145)
(Purchase)/proceeds from certificate of deposit	(6,489)	104,360
Payments for patents	(48,718)	(28,482)
NET CASH (USED IN)/PROVIDED BY INVESTING ACTIVITIES	(96,833)	71,733

CASH FLOWS FROM FINANCING ACTIVITIES
Payment for cancelled shares	(2,820)	—
Finance lease	(1,028)	—
NET CASH USED IN FINANCING ACTIVITIES	(3,848)	—

NET (DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(1,145,914)	58,619
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,738,803	3,974,536
CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,592,889	$4,033,155

Supplemental Information
Cash paid during the periods for:
Interest	$174	$—
Taxes	$—	$110,000

NON-CASH FINANCING AND INVESTING ACTIVITIES
Issuance of common stock as compensation	$176,250	$33,750

	Three Months Ended
Reconciliation of GAAP Net (Loss)/Income	March 31,
to Non-GAAP Adjusted EBITDA:	2019	2018
GAAP Net (Loss)/Income	$(85,390)	$403,427
Tax (Benefit)/Expense	(22,099)	107,741
Depreciation/Amortization	83,651	74,578
Interest Income, Net	(17,480)	(615)
Reorganization Charges	354,926	72,551
Litigation	492,515	155,800
Stock Compensation Expense	121,875	27,183
Non-GAAP Adjusted EBITDA	$927,998	$840,665

	Three Months Ended
Reconciliation of GAAP Net (Loss)/Income	March 31,
To Non-GAAP Normalized Net Income:	2019	2018
GAAP Net (Loss)/Income	$(85,390)	$403,427
Reorganization Charges	354,926	72,551
Litigation	492,515	155,800
Stock Compensation Expense	121,875	27,183
Tax (Expense) adjustment	(203,556)	(53,662)
Non-GAAP Normalized Net Income	$680,370	$605,299